UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, upon recommendation of the Board of Directors (the “Board”) of Petco Health and Wellness Company, Inc. (the “Company”), at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), the Company’s stockholders approved the Second Amendment (the “Plan Amendment”) to the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (the “2021 Plan” and, as amended by the Plan Amendment, the “Amended Plan”) to increase the shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), reserved for issuance under the 2021 Plan by 15,500,000 shares of Common Stock. The Amended Plan is described in more detail in the Company’s definitive proxy statement as filed with the U.S. Securities and Exchange Commission on May 14, 2026 (the “2026 Proxy Statement”).

This summary of the Plan Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2026, Petco Health and Wellness Company, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting were: (1) the election of Joel Anderson, Gary Briggs, Nishad Chande, and Mary Sullivan (the “Director Nominees”) to the Board of Directors of the Company (the “Board”) as Class III directors, each to serve for a three-year term expiring at the Company’s 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, removal, retirement, or disqualification (“Proposal 1”); (2) the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (“Proposal 2”); (3) the approval of the Plan Amendment to increase the number of shares of Class A Common Stock authorized for issuance under the 2021 Plan (“Proposal 3”); and (4) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (“Proposal 4”).

Holders of the Company’s Class A common stock were entitled to vote on all matters presented for stockholder vote at the Annual Meeting. Holders of the Company’s Class B-1 common stock were entitled to vote on all matters presented for stockholder vote at the Annual Meeting, except Proposal 1. Holders of the Company’s Class B-2 common stock were entitled to vote only on Proposal 1 at the Annual Meeting.

Based on the votes cast by holders of Class A Common Stock, Class B-1 common stock, and Class B-2 common stock, with Class A and Class B-2 common stock voting together on Proposal 1, and Class A and Class B-1 common stock voting together on Proposals 2, 3, and 4 the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1. The election of the Director Nominees to the Board as Class III directors (Proposal 1):

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Joel Anderson	215,034,012	31,312,708	24,092,592
Gary Briggs	204,308,172	42,038,548	24,092,592
Nishad Chande	200,931,500	45,415,220	24,092,592
Mary Sullivan	202,946,765	43,399,955	24,092,592

2. The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
201,860,152	42,922,182	1,564,386	24,092,592

3. The approval of the Plan Amendment to increase the number of shares of Class A Common Stock authorized for issuance under the 2021 Plan (Proposal 3):

Votes For	Votes Against	Abstentions	Broker Non-Votes
208,151,064	36,674,608	1,521,048	24,092,592

4. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (Proposal 4):

Votes For	Votes Against	Abstentions	Broker Non-Votes
269,971,930	343,606	123,776	-

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date:	July 1, 2026	By:	/s/ Giovanni Insana
		Name: Title:	Giovanni Insana Chief Legal Officer and Secretary